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                                                                    EXHIBIT 11-8

                               DTE ENERGY COMPANY
                      BASIC AND DILUTED EARNINGS PER SHARE
                                 OF COMMON STOCK

                                                                               Year Ended December 31
                                                                 -----------------------------------------------
                                                                       1999             1998             1997
                                                                       ----             ----             ----

                                                                        (Thousands, except per share amounts)
BASIC:
   Net Income.................................................   $    482,653      $    443,012     $    417,333
   Weighted average number of common
     shares outstanding (a)...................................        145,047           145,076          145,101
   Earnings per share of Common Stock
     based on weighted average number
     of shares outstanding....................................        $  3.33          $   3.05          $  2.88

DILUTED:
   Net Income.................................................   $    482,653      $    443,012     $    417,333
   Weighted average number of common
     shares outstanding (a)...................................        145,047           145,076          145,101
   Incremental shares from assumed
     conversion of options....................................             89               106               12
                                                                -------------     -------------    -------------
                                                                      145,136           145,182          145,113
                                                                =============     =============    =============

   Earnings per share of Common Stock
     assuming conversion of options...........................          $3.33          $   3.05          $  2.88


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(a)  Based on a daily average.